QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-171152 on Form S-8 of our reports dated March 13, 2013 relating to the consolidated financial statements of Hawaiian Telcom Holdco, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the plan of reorganization and the emergence from bankruptcy), and the effectiveness of Hawaiian Telcom Holdco, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Hawaiian Telcom Holdco, Inc. and subsidiaries for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
March 13, 2013

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM